Exhibit 10.3

PERFORMANCE RIGHTS GRANT LETTER

G MEDICAL INNOVATIONS HOLDINGS LTD.

G Medical Innovations Holdings Ltd., a corporation incorporated under the laws of the Cayman Islands (the “Company”), hereby grants, pursuant to the 2016 Global Equity Incentive Plan (including the 2016 Israeli Sub-Plan to the 2016 Global Equity Incentive Plan, the “Plan”), to the Grantee the performance rights for the issuance of Company’s shares of par value US$0.001 each in the capital of the Company (the “Shares” and the “Rights”, respectively) in such amount as specified below and subject to and upon the following terms and conditions.

All capitalized terms used and not otherwise defined herein shall the meanings ascribed thereto in the 2016 Israeli Sub-Plan to the 2016 Global Equity Incentive Plan (the “Israeli Sub-Plan”), or in the 2016 Global Equity Incentive Plan (if the applicable term is not defined in the Israeli Sub-Plan).

1. Identifying Provisions: As used in this Performance Rights Grant Letter (“Grant Letter”), the following terms shall have the following respective meanings. The Rights herein are granted pursuant to Section 102 of the ITO under the Capital Gains Track Grant (With Trustee).

(a)	Name of Israeli Employee (the “Grantee”):
(b)	Date of Grant:
(c)	Number of Shares underlying the Rights:

2. Vesting. The Rights granted hereunder shall vest and be convertible into Shares in accordance with the terms and conditions set out in the Summary of Terms appearing in Section 15.6 of the Company’s Replacement Prospectus lodged with the Australian Securities Exchange dated March 14, 2017, and as may be amended from time to time (the “Summary of Terms”) by the Board of Directors of the Company (the “Board”).

3. Grant of Rights Subject to Plan. Unless the Grantee is a party to a separate, written and executed agreement with the Company providing otherwise, the provisions of the Plan shall apply to this grant of Rights and are incorporated herein by reference as if fully set forth herein. The Grantee acknowledges that he or she has received a full copy of the Plan and acknowledges and agrees to each of the provisions of the Plan. This Grant Letter is furthermore subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, as the same shall have been amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board is vested with final authority to interpret and construe the Plan, the Summary of Terms and this Grant Letter, and is authorized to adopt rules and regulations for carrying out the Plan.

4. Conversion, Payment For and Delivery of Shares. Upon the occurrence of the milestones set out in the Summary of Terms, the Grantee shall be so advised by the Company. The Rights may be converted by the Grantee or other person then entitled to convert them by giving to the Company a written notice of conversion in the form attached hereto as Exhibit A, specifying the number of the Shares to be converted. If the Company is required to withhold any amount on account of any present or future tax imposed as a result of such conversion, the notice of conversion shall be accompanied by a check to the order of the Company in payment of the amount of such withholding.

5. Restrictions on Conversion. In the event that the Company’s Shares shall be registered for trading in any public market, then, the right to sell Shares may be subject to restrictions and limitations (including a lock-up period), as will be imposed by either the Company or the market operator, to ensure compliance with all relevant laws and regulations. The Grantee hereby acknowledges his agreement to any such restrictions and limitations, including a lock-up period.

6. Rights in Shares. No Grantee shall be entitled to the privileges of shares ownership in respect of any Shares issuable upon conversion of the Rights, unless and until such Shares have been issued to such Grantee as fully paid shares.

7. Requirements of Law and of Stock Exchanges. By accepting this Grant Letter, the Grantee represents and agrees for himself and his transferees by will or the laws of descent and distribution that: (i) any and all Shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of conversion of any portion of the Shares shall be accompanied by a representation and warranty in writing, signed by the person entitled to convert the same, that the Shares are being so acquired in good faith for his personal account and not with view to or for sale in connection with any distribution. No certificate or certificates for Shares acquired upon conversion of the Rights shall be issued and delivered unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

8. Disposition of Shares. Any disposition of the Shares by the Grantee shall be in full compliance with the Company’s trading policy as set forth in the Company’s Governance Plan.

9. Issuance to the Trustee and Holding Period. (a) the Rights as well as the Shares and/or any bonus shares granted with respect to such Rights and/or any other rights, shall be held by the Trustee and registered on the name of the Trustee for the benefit of the Grantee for the requisite period of time (the “Holding Period”), as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (“Section 102”); (b) Without derogating from the terms of the Plan, during the Holding Period, until all required payments described in subsection (d) below have been fully made, the Shares may not be sold, transferred, assigned, pledged, given as collateral, or mortgaged by the Trustee (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment, seizure, power of attorney or transfer deed (other than a power of attorney issued by the Trustee for the purpose of participation in shareholders meetings or voting such Shares); (c) Subject to the provisions of Section 102, the Grantee shall not be entitled to sell or release from trust the Right and/or shares received upon the conversion of any such Right and/or bonus shares granted and/or any rights and all pursuant to Section 102 until the lapse of the Holding Period. In the event that the requirements of Section 102 with respect to the Right and/or Shares are not met, then the grant of Rights shall be treated in accordance with the provisions of Section 102; (d) The Trustee shall not release the Rights as well as Shares and/or bonus shares granted with respect to such Rights, and/or any rights all pursuant to Section 102 until all required payments have been fully made in either of the following manners: (i) the Grantee paid any applicable tax due pursuant to the ITO and/or Section 102, as evidenced by an acknowledgment from the ITA provided to the Trustee, or (ii) the Company has made other arrangements for the deduction of tax at source acceptable to the Trustee, or (iii) upon the sale by the Trustee of any securities held in trust from the proceeds of which the Company or the Trustee has withheld all applicable taxes and has remitted the amount withheld to the appropriate Israeli tax authorities, has paid the balance thereof directly to the Grantee, and has reported to the Grantee the amount so withheld and paid to such tax authorities all as shall be determined in the sole discretion of the Company.

10. Withholding Obligations. (a) Any tax consequences arising from the grant or conversion of any Right, or from sale or release or transfer, if applicable, of such Right or Shares (including, without limitation, social security taxes and health insurance if applicable) or from any other event or act (of the Company and/or its Affiliate, the Trustee or by the Grantee), shall be borne solely by the Grantee. Notwithstanding the forgoing, the Company and/or its Affiliate and/or the Trustee shall withhold taxes according to the requirements under the laws, rules, and regulations, including withholding taxes at source under Section 102; (b) Furthermore, the Grantee shall indemnify the Company and/or any Affiliate that employs the Grantee and/or the Trustee, and/or the Company’s shareholders and/or directors and/or officers, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee; (c) The Company shall not be obligated to honor the conversion of any Right by or on behalf of the Grantee until all tax consequences (if any) arising from the conversion of such Rights or sale of Shares are resolved to the full satisfaction of the Company. Without derogating from the above, the Company and/or the Trustee, when applicable, shall not be required to release any share certificate to the Grantee until all required payments (including tax payments) have been fully made in accordance with Section 102; (d) If at the date of grant the Company’s Shares (or Rights) are listed on any established securities exchange or a national market system or if the Company’s Shares (or Rights) will be registered for trading within ninety (90) days following the date of grant, the fair market value and classification of income as either capital gain and/or ordinary income shall be determined pursuant to Section 102 (b)(3) of the ITO.

11. Notices. Any notice to be given to the Company shall be addressed to the Company at its principal office, and any notice to be given to the Grantee shall be addressed to him or her at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the company. Notice may be given by e-mail.

12. Laws Applicable to Construction. This Grant Letter will be exclusively governed by and construed in accordance with the laws and judicial decisions of the Cayman Islands, without regard to the application of the principles of conflicts of laws of the Cayman Islands or any other jurisdiction.

By affixing his signature hereunder, Grantee acknowledges receipt of a copy of the Plan, Summary of Terms and this Grant Letter, and represents that Grantee: (i) is familiar with the terms and provisions thereof, and hereby accepts this Grant Letter subject to all of the terms and provisions thereof; (ii) reviewed the Plan, the Summary of Terms and this Grant Letter in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Letter and fully understands all provisions of the Grant Letter; (iii) obtained professional tax advice from his own tax advisors, as to any tax consequences, related to the Rights and the Shares and he does not rely on the Company or any of its affiliates for any tax advice in connection with the Rights; (iv) is aware of the fact that he or she will have no rights as a shareholder with respect to the Shares, nor shall the Grantee be deemed to be part of a class of shareholders or creditors of the Company for purposes of any applicable law, until the Grantee is registered as a holder of such Shares in the Company’s register of shareholders upon conversion of the Rights; all in accordance with the provisions of the Plan and the Summary of Terms; (v) hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board, upon any questions arising under the Plan, the Summary of Terms or this Grant Letter; and (vi) further agrees to notify the Company upon any change in the residence address indicated below.

In accordance with the requirements of Section 102, the Grantee hereby agrees to the provisions of Section 102 and to the terms of Exhibit B attached hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has granted these Rights as the date referred to in Section 1(b) hereof.

G MEDICAL INNOVATIONS HOLDINGS LTD.

By:
Name:
Title:

ACCEPTED AND AGREED TO BY THE GRANTEE:

/s/
[Grantee’s Name]

Address:
E-mail:
Date:

Exhibit A

G Medical Innovations Holdings Ltd.

Notice of Conversion

G Medical Innovations Holdings Ltd.

Attention: CEO

1. Conversion of Rights. Effective as of today, I, ______________, the undersigned (“Grantee”) hereby elect to convert Grantee’s Rights for the issuance of__________ Shares under and pursuant to the terms and conditions set out in the Summary of Terms as defined in the Grant Letter, and as may be amended from time to time by the Board of Directors of the Company and the Performance Rights Grant Letter dated ____________, 2017 (the “Grant Letter”).

2. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company, or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the Shares. The Shares shall be issued to the Grantee as soon as practicable after the conversion hereof. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

3. Tax Consultation. The Grantee understands that he/she may suffer adverse tax consequences as a result of Grantee’s purchase or disposition of the Shares. The Grantee represents that he/she has consulted with any tax consultants Grantee deems advisable in connection with the purchase or disposition of the Shares and that Grantee is not relying on the Company or its affiliates for any tax advice.

4. Representations and Warranties. In connection with my conversion of the Rights as set forth above, I hereby represent and warrant to the Company as follows:

(i) I am converting the Rights for the issuance of Shares for my own account, and not for resale or with a view to the distribution thereof.

(ii) I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of the conversion and have consulted with my own advisers in such regard.

(iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the conversion of the Shares and to make an informed investment decision with respect to such conversion.

(iv) I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(v) I understand and agree that the Shares shall be subject to certain restrictions, including, if applicable, a lock-up period.

COMPANY:	GRANTEE:

G Medical Innovations Holdings Ltd.	[Name of Grantee]

By:	Signature:
Name:
Title:
Date Received:

EXHIBIT B

2016 GLOBAL EQUITY INCENTIVE PLAN

2016 ISRAELI GLOBAL EQUITY INCENTIVE SUB PLAN

APPROVAL OF GRANTEE

(Trustee 102 Grant)

I                  , I.D                        hereby agree that all the Trustee 102 Grant and/or Shares received upon the conversion of the Rights and any additional rights, including share bonuses, that shall be distributed to me in connection with the Trustee 102 Grant (“Additional Rights”), shall be allocated on my behalf to the Trustee, shall be held by the Trustee and shall be registered in the Trustee’s name for my benefit in accordance with Section 102 and in accordance with the provisions of the Trust Agreement.

I hereby confirm that:

1.	I understand the provisions of Section 102 and the applicable tax track of this Trustee 102 Grant and agree to the tax arrangement applicable to this grant. I further understand that neither the Company, nor the Trustee, can guarantee that the Rights, or the Shares to be issued upon their conversion, shall be granted beneficial tax treatment pursuant to Section 102. Accordingly, I shall have no claims against either the Company, or the Trustee, if the Rights, or the Shares to be issued upon their exercise, are not granted the beneficial tax treatment of Section 102.

2.	I agree to the terms and conditions of the Trust Agreement;

3.	I shall not be entitled to sell or release from Trustee any of the Shares received upon the conversion of the Rights and/or any Additional Rights, until the lapse of the Holding Period and in accordance with Section 102;

4.	If I shall sell or withdraw the Shares from the Trustee and the trust thereunder before the end of the Holding Period (a “Violation”), either (A) I shall fully reimburse the Company, within three (3) days of its demand, for the employer portion of the payment (as applicable) by the Company to the National Insurance Institute plus linkage and interest in accordance with applicable law, as well as any other expense that the Company shall have to bear as a result of the said Violation, or (B) I agree that the Company may, at its sole discretion, deduct the foregoing amounts directly from any monies to be paid to me.

5.	I understand that this grant of Trustee 102 Grant is conditioned upon the receipt of all required approvals from the tax authorities; and

6.	I hereby confirm that I read this approval, received all the clarifications and explanations I requested, and I understand the contents of the above and the obligations I undertake in signing it.

Name of Grantee	Signature	Date